Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, William J. Worthen, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Alsius Corporation on Form 10-Q for the quarterly period ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Alsius Corporation.

Date: November 6, 2008	By:	/s/ William J. Worthen
	Name:	William J. Worthen
	Title:	President and Chief Executive Officer

I, Gregory J. Tibbitts, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Alsius Corporation on Form 10-Q for the quarterly period ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Alsius Corporation

Date: November 6, 2008	By:	/s/ Gregory J. Tibbitts
	Name:	Gregory J. Tibbitts
	Title:	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Alsius Corporation and will be retained by Alsius Corporation and furnished to the Securities and Exchange Commission or its staff upon request.